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                               CONSENT OF COUNSEL

                          AIM VARIABLE INSURANCE FUNDS

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the series portfolios of AIM Variable Insurance Funds, which are included in Post-Effective Amendment No. 35 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-57340), and Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7452), on Form N-1A of the AIM Variable Insurance Funds.


                                        /s/ Stradley Ronon Stevens & Young, LLP

                                        Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
April 28, 2008